Exhibit 10.43

RXi PHARMACEUTICALS CORP.

2,136 rentable sq. ft.

“LAKE VIEW VILLAGE”

COMMERCIAL OFFICE LEASE

THIS LEASE, dated as of the 30th day of June, 2011, between LO 138 LLC, an Oregon limited liability company as “Landlord” and RXi PHARMACEUTICALS CORPORATION, a Delaware corporation, as “Tenant”.

Section 1 PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 2,136 rentable Square feet of space shown on the floor plan attached hereto as Exhibit A-1 (“the “Premises”) on the second floor of the building as shown crosshatched on the site plan attached as Exhibit A-2 (the “Building”) in the development known as Lakeview Village constructed or to be constructed by Landlord on the real property described in attached Exhibit A-3 (the “Project”). Tenant’s lease of the Premises shall include the appurtenant right to use in common with others all common areas within the Project as Landlord may from time to time designate. Tenant’s lease of the Premises shall also include the nonexclusive right to use in common with others the City of Lake Oswego public parking garage constructed or to be constructed as shown on the site plan attached as Exhibit A-2 (the “Garage”). Such use shall be in accordance with the LORA Parking Facility Use, Maintenance and Operation Agreement between the Lake Oswego Redevelopment Agency and Gramor Development, Inc. (the “Parking Agreement”). Landlord reserves the right to alter or relocate any common area. The Lease is subject to all easements, restrictions, agreements of record, mortgages and deeds of trust, and zoning and building laws. This Lease is subject to that certain Agreement for the Disposition and Development of Block 138, City of Lake Oswego (“DDA”) dated April 17, 2001 between The Lake Oswego Redevelopment Agency (“LORA”) and Gramor Development, Inc. and any amendments thereto

Section 2 TERM. The lease term shall commence on the Date of Commencement described below and continue for twenty-four (24) full calendar months (plus the partial month, if any, in which the lease commences), unless sooner terminated. “Date of Commencement” shall be August 1, 2011.

Section 3 RENT.

3.1 Minimum Rent. Tenant shall pay to Landlord, during the term of this Lease as minimum monthly rent the sum of Three Thousand Two Hundred Four and no/100 Dollars ($3,204.00) per month. Tenant shall not be required to pay minimum rent during Month 1 of the Lease term. Tenant shall be required to pay additional rent, pursuant to Section 3.2 from the Date of Commencement. Rent will be paid in advance on the first day of each month at such place as Landlord may designate. Minimum rent is uniformly apportionable day to day. Minimum rent for the partial month (if any) in which the lease term commences shall be prorated and paid at commencement of the lease term. Upon execution hereof, Tenant shall pay to Landlord the sum of Three Thousand Two Hundred Four and no/100 Dollars ($3,204.00) to be applied to minimum and additional rent as it becomes due.

3.2 Additional Rent.

(1) Operating Expenses. In addition to the minimum rent, Tenant shall pay as additional rent its share of all expenses for the Project. As used herein “operating expenses” shall mean all costs of ownership, operation, maintenance and repair of the Project as determined by standard real estate accounting practice, including but not limited to: wages, salaries and benefits of employees engaged in the operation, maintenance and repair of the Project; costs incurred by the Landlord under the Parking Agreement; the cost of all utilities for the Project including water, sewer, lighting, power, heating, air conditioning and ventilating (excluding utilities separately metered and servicing tenant spaces exclusively); the cost of janitorial service and supplies, waste disposal service, window washing and her services furnished for the benefit of tenants of the Project; costs of consumable supplies including without limitation cleaning supplies, restroom paper products, light bulbs, tubes and ballasts; costs of Project maintenance and service agreements; the cost of security, repair and replacement; cost of materials, tools and equipment used in the operation, management and maintenance of the Project; common area utility costs including city or county road maintenance fees; the cost of all insurance relating to the Project, including but not limited to the cost of casualty, rental abatement, boiler and machinery, earthquake, flood and liability insurance (and all deductibles); all accounting, legal and professional fees incurred in connection with the operation of the Project; the cost of rental value of the Project office; and a management fee of four percent (4%) of the minimum rent

(2) Taxes and Assessments. In addition to the minimum rent, Tenant shall pay as additional rent its share of all real property taxes and assessments of any public authority against the Project payable during or with respect to the Lease term, including without limitation, Landlord’s cost incurred under the Parking Agreement and the cost of contesting any tax. Real property taxes and assessments shall include all real property taxes and assessments of any public authority assessed against the Project and any rent tax, gross receipts tax, tax on Landlord’s interest under this Lease, or any tax in lieu of the foregoing, whether or not such tax is now in effect (excluding any tax based upon Landlord’s net income). If any portion of the Project is occupied by a tax exempt tenant so that the Project has a partial tax exemption under ORS 307.112 or a similar statute, the real property taxes and assessments shall mean real property taxes and assessments computed as if such partial exemption did not exist.

(3) Tenant’s Share. Tenant’s share of the operating expenses, taxes and assessments of the Project shall be a percentage thereof equal to the percentage which the rentable square feet of the Premises bears to the total rentable square feet of the Project. Tenant’s share shall be based on the total rentable area of the Project whether such area is occupied or not and shall not be adjusted to reflect vacancy in the Project, Notwithstanding the foregoing, Landlord shall be permitted to adjust Tenant’s percentage share of any item of operating expense to allocate such operating expense among tenants in the Project in an equitable manner based upon the usage of and benefits afforded to such tenants, respectively. Landlord shall also be permitted to adjust Tenant’s share of any portion of any real property taxes and assessments in the event a tenant within the Shopping Center is billed directly or separately assessed for such portion of real property taxes and assessments by the taxing authority. In such event, Landlord shall be permitted to exclude such tenant’s area from the total net rentable area of the Shopping Center for the purposes of determining Tenant’s share of such portion of real property taxes and assessments.

(4) Payment. Upon commencement of the Lease term and at the beginning of each calendar year during the term of the Lease, Landlord may reasonably estimate Tenant’s share of operating expenses and taxes and assessments for the ensuing calendar year or portion thereof, Landlord may revise the estimate during the course of any year. Tenant will pay one-twelfth of Tenant’s estimated share of operating expenses and taxes and assessments on the first day of each calendar month during the term hereof. If Landlord bills on an estimated basis, Landlord shall, within 120-days (or as soon thereafter as possible) after the end of any calendar year give Tenant written notice of Tenant’s actual share of operating expenses and taxes and assessments. If Tenant’s payments of its estimated share for such calendar year differ from Tenant’s actual share, an appropriate adjustment shall be made within 30-days after the giving of such notice. Any objections by Tenant to the annual statement shall be made in writing within thirty days after receipt thereof. Otherwise, the annual statement shall be deemed conclusive and binding on the parties. If Landlord bills on an actual basis Tenant will pay Tenant’s actual share of operating expenses and taxes and assessments on the first day of the first calendar month after such bill.

(5) Parking Facility Agreement. This Lease is subject to the Parking Agreement.

(6) Reciprocal Easement. Landlord reserves the right to subject the Project to reciprocal easements, covenants and restrictions to which this Lease shall automatically be subordinate. In such event, the operating expenses for the Project shall be deemed to include, without limitation, Landlord’s share of such costs under the reciprocal easements, covenants and restrictions.

3.3 Interest and Late Charges. All rent and other payments not paid within thirty (30) days when due shall bear interest from the due date until fully paid at the rate of twelve percent (12%) per annum, but not in any event at a rate greater than the maximum rate of interest permitted by law. In addition, Tenant acknowledges that late payment of any rent or other payment required by this Lease from Tenant to Landlord will result in collection costs to Landlord, the extent of which additional costs is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Tenant fails to make any rent or other payment required by this Lease to be paid to Landlord within ten (10) days when it is due, Landlord may elect to impose a late charge of five cents (50) per dollar of the overdue payment, to reimburse Landlord for the costs of collecting the overdue payment. Tenant shall pay the late charge upon demand by Landlord. Tenant agrees that the late charge is a reasonable estimate of the costs to Landlord of collecting the overdue payment. Landlord may levy and collect a late charge in addition to all other remedies available for Tenant’s default, and collection of a late charge shall not waive the breach caused by the late payment.

3.4 Net Lease Provision. All payments required to be paid by Tenant under this Lease, other than minimum rent, will constitute additional rent. This is intended to be a net lease, meaning that Tenant shall pay all expenses of every type relating to the Premises after commencement of the lease term, all rent (including minimum and additional rent) shall be received by Landlord without setoff, offset, abatement, or deduction of any kind.

Section 4 BUSINESS PURPOSE.

4.1 Permitted Use. Tenant shall use the Premises only for the purpose of a general office use which may include biotechnological, pharmaceutical and medical office use and for no other purpose without the Landlord’s express written consent.

4.2 Compliance with Laws. In connection with its use, Tenant shall comply at its expense with all applicable laws, regulations and requirements of any public authority, including those regarding maintenance, operation and use of the Premises and any appliances on the Premises (including signs),

4.3 Insurance. Tenant shall not conduct or permit any activities on the Premises which will: increase the fire insurance rate upon the Project or cause a cancellation of the fire insurance policy; or create a nuisance or damage the reputation of the Project or be reasonably offensive to Landlord or other tenants

4.4 Supervision. Tenant shall keep the Premises clean and orderly and will cause its employees on the Premises to be well groomed and dressed in accordance with a first-class, professional operation of Tenant’s business. Tenant will supervise its employees and cause Tenant’s agents, independent contractors, employees, customers, suppliers and invitees to conduct their activities in such a manner as to comply with the requirements of this Lease and the rules and regulations described herein.

4.5 Common Areas. All common areas within the Project shall be used in strict compliance with Landlord’s reasonable rules, regulations and requirements for such areas.

4.6 Name of Business. The advertised name of the business operated in the Premises shall be RXi Pharmaceuticals or any other such name the originally-named Tenant is legally identified as.

4.7 Parking. Tenant shall comply with the Garage rules, regulations and requirements as adopted and published by Landlord from time to time and shall cause Tenant’s customers, employees and invitees to abide by such rules, regulations and requirements. Landlord reserves the right to restrict the use of designated stalls or areas within the Garage. When requested by Landlord, Tenant shall give Landlord written notice of the license number of all vehicles parked in the Project by Tenant’s officers, employees, agents and contractors. If a vehicle of Tenant’s or its officers, employees, agents or contractors is at any time parked in a part of the Project or Garage other than the designated area, Landlord shall have the right to have the vehicle towed and to collect towing and storage charges as a condition of releasing the vehicle to its owner or to charge the owner of the vehicle a per diem fee for each vehicle so parked.

During the hours of 7:00 am — 5:00 pm Monday through Friday (“Office Hours”), Tenant shall have the exclusive right to use four (4) parking stalls for employee parking.

4.8 Storage, Trash. Tenant shall not store anything outside except in areas approved by Landlord. Tenant will use only trash and garbage receptacles approved by Landlord. Tenant shall dispose of trash and other matter in a manner acceptable to Landlord, at Tenant’s expense.

Section 5 UTILITIES AND SERVICES.

5.1 Building Maintenance. Landlord shall maintain the public and common areas of the Project and the Building structure in good condition and repairs.

5.2 Utility Service. Landlord shall supply the Premises with electricity for lighting and operation of normal office equipment, heating ventilation and cooling to a standard of comfort customary in other comparable office buildings in the area, janitorial services and such other services as Landlord may elect during the times and in the manner that such services are customarily furnished in comparable office buildings in the area. Landlord shall not be in default hereunder or be liable for any failure or interruption of utilities or services to the Premises. Landlord shall take reasonable steps to restore service as soon as practical subject to causes beyond Landlord’s reasonable control. Gas, electricity, water and sewer used in the office portion of the Project shall be separately metered from gas, electricity, water and sewer used in the retail portion of the Project. Tenant shall pay its proportionate share of all Project utilities including but not limited to parking area lighting, elevator electricity and landscape irrigation pursuant to Section 3.2 hereof. Landlord shall reasonably allocate operating expenses of the Project based on projected and actual costs associated with each. All such costs and services incurred shall be an Operating Expense pursuant to Section 3.2 hereof.

Section 6 INSURANCE; INDEMNITY.

6.1 Public Liability Insurance. Tenant shall continuously maintain at its expense comprehensive general liability insurance, with limits of not less than $2,000,000 per person, $2,000,000 per occurrence for injury to, illness of, or death of persons occurring in, upon or about the Premises or Project, and $200,000 per occurrence for property damage occurring in, upon or about the Project with fire legal liability endorsement with limits no less than $200,000. All such insurance shall insure the performance by Tenant of the indemnity agreement set forth in Section 6.5 hereof.

6.2 Fire Insurance of Tenant. Tenant, at its expense, shall maintain in effect; fire and extended coverage insurance on furnishings, leasehold improvements, fixtures, inventory and equipment located on the Premises, for the full replacement value. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the leasehold improvements, fixtures, equipment and plate glass so insured.

6.3 Insurance Policies. All insurance policies shall name Landlord, its managers and members and any managing agent and other designee as additional insureds and shall be with companies and with loss-payable clauses satisfactory to Landlord and with ratings no less than A+ by A.M. Best. Copies of all policies or certificates evidencing such insurance shall be delivered to Landlord by Tenant prior to Tenant’s occupancy of the Premises. All policies shall be primary and noncontributing with any insurance which may be carried by Landlord. All policies shall bear endorsements requiring 30 days written notice to Landlord prior to any change or cancellation.

6.4 Waiver of Subrogation. Neither party shall be liable to the other for any loss or damage caused by water damage or any of the risks covered by a standard fire insurance policy with extended coverage endorsements, and there shall be no subrogated claim by one party’s insurance carrier against the other party arising out of any such loss.

6.5 Indemnity of Landlord. Tenant hereby waives all claims against Landlord for damage to any property or injury, illness or death of any person in, upon, or about the Premises and/or Shopping Center arising at any time and from any cause whatsoever. Tenant shall defend, indemnify and hold harmless Landlord, its managers and members and any managing agent or other designee from any and all claims or liability for any damage to any property or injury, illness, or death of any person occurring in or on the Premises or occurring elsewhere in the Shopping Center when such damage, injury, illness, or death shall be caused in whole or in part by the act or failure to act of Tenant, its agents, servants, employees, invitees, contractors, or licensees.

Section 7 REPAIRS, MAINTENANCE AND ALTERATIONS.

7.1 Condition of Premises. By entry hereunder Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises. Tenant shall, at Tenant’s own expense, keep the Premises in good condition and repair, including without limitation, the maintenance, replacement and repair of any walls, floors, ceilings, interior doors, interior windows and fixtures, interior plumbing (if any), electrical wiring and conduits. Tenant shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Premises and the Project and the facilities and systems thereof, the need for which arises out of the performance or existence of the Tenant’s alterations, the installation, use or operation of Tenant’s property in the Premises, the moving of Tenant’s property in or out of the Project, or the act, omission, misuse or neglect of Tenant, its agents, employees, contractors or invitees. Tenant shall promptly make, at Tenant’s expense, all repairs in or to the Premises for which Tenant is responsible. Such work shall be performed only by contractor(s) designated or approved in writing by the Landlord. Tenant shall, upon the termination of this Lease, surrender the Premises to Landlord, in good condition except for ordinary wear and tear and for damage covered by Landlord’s fire and extended coverage insurance.

7.2 Climate Control. Landlord shall maintain and operate the heating, ventilating and air-conditioning systems serving the Premises for occupancy of the Premises during Business Hours of Business Days, the expense of which shall be included in Operating Expense of the Project as defined in Section 3.2 hereof. As used herein, “Business Hours” shall mean generally customary daytime business hours, but not before 7:30 a.m. or after 6 p.m. on weekdays and not before 7:30 a.m. or after 1 p.m. on Saturdays. “Business Days” shall mean all days except Sundays and days observed by the Federal or State government as legal holidays. Tenant shall have the right to use and control the HVAC system within the Premises during hours outside Business Hours.

7.3 Alterations. Tenant shall not make any alterations or improvements to the Premises without the prior written consent of Landlord. Any alterations or improvements to the Premises (excluding trade fixtures installed by Tenant), shall become part of the Premises and belong to Landlord and shall be surrendered with the Premises without disturbance upon the termination of the Lease. In the event Landlord consents to the making of any alterations or improvement, the same shall be made at Tenant’s sole expense.

7.4 Trade Fixtures. Upon expiration or earlier termination of the Lease, Tenant shall remove all trade fixtures, movable furniture and equipment located on the Premises which belong to the Tenant, and repair at its expense any damage caused to the Premises by such removal. If Tenant fails to remove such property, this shall be an abandonment of the property and Landlord may retain the property and all rights of Tenant with respect to it shall cease or, by notice in writing given to Tenant within 20 days after removal was required, Landlord may elect to hold Tenant to its obligation of removal. If Landlord elects to require Tenant to remove, Landlord may effect a removal and place the property in storage for Tenant’s account. Tenant shall be liable to Landlord for the cost or reasonable value of removal, restoration, transportation to storage and storage, with interest on all such as expenses as provided in paragraph 13.3 below.

7.5 Compliance With The Laws. Tenant should not use the Premises or permit anything to be done in or about the Premises which will conflict with any law or regulation.

7.6 Entry and Inspection. With reasonable notice except in an emergency, Landlord or its agents may enter the Premises at any time to determine Tenant’s compliance with this Lease, to make necessary repairs, or to show the Premises to prospective tenants or purchasers.

Section 8 RECONSTRUCTION AND RESTORATION.

8.1 Minor Damage. If during the term hereof the Premises are destroyed or damaged by fire or other perils covered by Landlord’s fire and extended coverage insurance and such damage is not “substantial,” Landlord shall promptly repair such damage to Landlord’s Work in the Premises and this Lease shall continue in full force and effect.

8.2 Substantial Damage. If during the term hereof the Premises are destroyed or damaged by fire or other perils covered by Landlord’s insurance in an amount exceeding twenty-five percent (25%) of its full construction-replacement cost or other peril not covered by Landlord’s insurance, then Landlord may elect to terminate this Lease by giving Tenant written notice of such termination within 60 days after the date of such damage. Otherwise, Landlord shall proceed to restore Landlord’s Work in the Premises to a condition comparable to that existing prior to the damage. Tenant shall cooperate with Landlord during the period of repair and vacate all or any part of the Premises to the extent necessary for the performance of the required work. Landlord need not incur expenses for restoration in excess of the net insurance proceeds available to Landlord after payment of all reasonable costs, expenses and attorneys’ fees incurred by Landlord in connection therewith.

8.3 Abatement of Rent. The minimum rent shall be abated during the period and to the extent the Premises is not reasonably usable for Tenant’s use. if the damage does not cause any material interference with Tenant’s use, there shall be no rent abatement.

8.4 Repair of Tenant’s Property. Repair, replacement, or restoration of any fixtures, equipment and personal property owned by Tenant, and Tenant improvements shall be the responsibility of Tenant.

Section 9 ASSIGNMENT AND SUBLETTING. Tenant shall not (voluntarily or by operation of law) assign, mortgage, pledge, hypothecate or encumber the Premises or Tenant’s leasehold estate or sublet any portion of the Premises, or otherwise transfer any interest in the Premises without Landlord’s prior written consent in each instance which consent shall not be unreasonably withheld or delayed. In determining whether to consent, Landlord may consider any reasonable factor including without limitation, credit worthiness, business experience, general reputation and ability to perform the terms of this Lease of the proposed transferee. If Tenant is a corporation, transfer of a fifty percent (50%) or greater interest in cumulative total in any 2-year period in the stock of Tenant shall be deemed an assignment within the meaning of this Section. If Tenant is a partnership, any change in the partners shall be deemed an assignment of this Lease. if Tenant requests consent to a proposed transfer, Tenant shall pay a review fee of $200 at the time of the request for application to Landlord’s expenses in reviewing the request for consent to transfer.

Section 10 CONDEMNATION.

10.1 Entire or Substantial Taking. If more than twenty-five percent (25%) of the Premises (notwithstanding restoration by Landlord as herein provided) shall be taken under the power of eminent domain, this Lease shall automatically terminate on the date the condemning authority takes possession.

10.2 Partial Taking. In the event of any taking under the power of eminent domain which does not so result in a termination of this Lease, the minimum rent payable hereunder shall be reduced, effective on the date the condemning authority takes possession, in the same proportion as the reduction in rentable floor area of the Premises. Landlord shall promptly, at its sole expense, restore the portion of the Premises not taken to as near its former condition as is reasonably possible, and this Lease shall continue in full force and effect.

10.3 Awards. Any award for taking of all or any part of the Premises under the power or eminent domain shall be the property of the Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for taking of the fee. Nothing herein, however, shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any award to Tenant for loss of or damage to or cost of removal of Tenant’s trade fixtures and removable personal property, or for damages for cessation or interruption of Tenant’s business.

10.4 Sale Under Threat of Condemnation. A sale by Landlord to any authority with power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain under this Section. Landlord need not incur expenses for restoration in excess of the amount of condemnation proceeds received by Landlord after payment of all reasonable costs, expenses and attorneys’ fees paid or incurred by Landlord in connection with the condemnation.

Section 11 SIGNS. Tenant shall not inscribe, post, place or in any manner display any sign notice, picture, placard, or any advertising matter, anywhere in, on or about the Premises or the Project without first obtaining Landlord’s prior written consent. Tenant shall be permitted to place identification signage to the right of the interior door to the Premises. Landlord shall produce and install said door signage in accordance with building standards and at Tenant’s expense. Any sign on the Premises will be designed and constructed in compliance with applicable sign codes. Tenant shall be responsible for the removal of its sign(s) and the repair of any damage to the building as a result of the sign’s presence or removal.

Section 12 OTHER OBLIGATIONS OF PARTIES.

12.1 Liens. Tenant shall pay as due all claims for work done on the Premises or for services rendered or materials furnished to the Premises and shall keep the Premises free from any liens other than liens created by Landlord. If Tenant fails to pay such claim or to discharge any lien, Landlord may do so and collect such amount as additional rent. Amounts paid by Landlord shall bear interest and be repaid by Tenant as provided in paragraph 13.3 below. Such payment by Landlord shall not constitute a waiver of any right or remedy Landlord may have because of Tenant’s default.

12.2 Holding Over. If Tenant does not vacate the Premises at the time required, Landlord shall have the option to treat Tenant as a tenant from month to month, subject to all of the provisions of this Lease (except that the term will be month to month and the initial minimum monthly rent will be one hundred fifty percent {150%) of the minimum monthly rent then being paid by Tenant), or to eject Tenant from the Premises and recover damages caused by wrongful hold over.

12.3 Non merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all and any existing subtenancies, or may, at the option of Landlord, operate as an assignment to it of any and all such subtenancies.

12.4 Rights of Landlord. Landlord shall have the right to change the name or designation of the Project without notice or liability to Tenant. Landlord shall also have the right to grant to anyone the exclusive right to conduct a particular business or undertaking in the Project. Landlord has entered into a Declaration of Restrictive Covenants with the Lake Oswego Redevelopment Agency (the “Restrictive Covenants”) to which this lease is subordinate. Tenant shall not use the Premises for any use which violates such Restrictive Covenants.

12.5 Priority of Lease. This Lease shall be subject and subordinated at all times to the lien of all mortgages and deeds of trust subsequently placed upon the Project all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. If any party providing financing or funding to Landlord requires, as a condition to such financing or funding, that Tenant send such party written notice of any default by Landlord under this Lease, giving such party the right to cure such default until it has completed foreclosure and preventing Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, Tenant will execute and deliver any agreement required by such party in order to accomplish this purpose.

12.6 Landlord’s Liability; Sale. The liability of Landlord under this Lease will be limited to Landlord’s interest in the Project, and any judgment against Landlord will be enforceable solely against Landlord’s interest in the Project. In the event the original Landlord hereunder, or any successor owner of the Project, shall sell or convey the Project, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

12.7 Estoppel Certificate. Within 10 days after Landlord’s written request, Tenant shall deliver a written statement stating the date to which the rent and other charges have been paid, whether the Lease is unmodified and in full force and effect, and any other matters that may reasonably be requested by Landlord.

12.8 Rules and Regulations. Tenant agrees to comply with any rules and regulations for the Project adopted and published by Landlord from time to time and to cause Tenant’s customers, employees and invitees to abide by such rules and regulations. Tenant agrees that Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupancy of the Project with such rules and regulations.

12.9 Financial Statements. Upon written notice from Landlord, Tenant agrees to provide current financial statements for the Tenant and/or Guarantor. Landlord hereby agrees to maintain the confidentiality of all such statements; however Landlord may disclose such to its attorneys, accountants or other professional advisors and any current or potential mortgagee or purchaser of the Property, and in connection with any proceeding to enforce the terms of this Lease.

Section 13 DEFAULTS; REMEDIES.

13.1 Default. The following shall be events of default:

(1) Payment Default. Failure of Tenant to make any base, percentage or additional rent or other payment under this Lease for a period of ten (10) days after it becomes due and payable.

(2) Unauthorized Transfer. Any transfer by Tenant without Landlord’s prior written consent as required under Section 9.

(3) Abandonment of Premises. Tenant fails to occupy or use the Premises for the purposes permitted by this Lease for a total of ten (10) consecutive business days or more during the lease term, unless such failure is excused under other provisions of this Lease.

(4) Default In Other Covenant. Failure of Tenant to comply with any other term or condition or fulfill any other obligation of this Lease within 20-days after written notice by Landlord specifying the nature of the default with reasonable particularity. No notice and no opportunity to cure shall be required if Landlord has previously given Tenant notice of failure to comply with such term or condition or fulfill such other obligation of this Lease during the term hereof.

(5) Insolvency Defaults. Dissolution, termination of existence, insolvency on a balance sheet basis or business failure of Tenant; the commencement by Tenant of a voluntary case under the federal bankruptcy laws or under any other federal or state law relating to insolvency or debtor’s relief; the entry of a decree or order for relief against Tenant in an involuntary case under the federal bankruptcy laws or under any other applicable federal or state law relating to insolvency or debtor’s relief; the appointment of or the consent by Tenant to the appointment of a receiver, trustee or custodian of Tenant or of any of Tenant’s property; an assignment for the benefit of creditors by Tenant; Tenant’s failure generally to pay its debts as such debts become due; the making or suffering by Tenant of a fraudulent transfer under applicable federal or state law; concealment by Tenant of any of its property in fraud of creditors; the making or suffering by Tenant of a preference within the meaning of federal bankruptcy law; or the imposition of a lien through legal proceedings or distraint upon any of the property of Tenant which is not discharged or bonded. During any period in which there is a Guarantor(s) of this Lease, each reference to “Tenants” in this paragraph shall be deemed to refer to “Guarantor or Tenant,” separately.

13.2 Remedies on Default. Upon default, Landlord may exercise any one or more of the following remedies, or any other remedy available under applicable law:

(1) Retake Possession. With or without terminating the Lease, to the extent permitted by law, Landlord may re-enter and retake possession of the Premises and terminate Tenant’s tenancy, without notice, either by summary proceedings, force, any other applicable action or proceeding, or otherwise. Landlord may use the Premises for Landlord’s own purposes or relet it upon any reasonable terms without prejudice to any other remedies that Landlord may have by reason of Tenant’s default. None of these actions will be deemed an acceptance of surrender by Tenant. To the extent permitted by law, Tenant expressly waives the service of any notice of intention to terminate Tenant’s tenancy or Tenant’s right to possession or to retake the Premises, and waives service of any demand for payment of rent or for possession, and of any and every other notice or demand required or permitted under applicable law.

(2) Relet the Premises. Landlord at its option may relet the whole or any part of the Premises, from time to time, either in the name of Landlord or otherwise, to such tenants, for such terms ending before, on, or after the expiration date of the lease term, at such reasonable rentals and upon such other reasonable conditions (including concessions and free rent periods) as Landlord, in its sole discretion, may reasonably determine to be appropriate. Landlord shall have no obligation to relet the Premises or any part and shall not be liable for refusal or failure to relet the Premises, or in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting. No such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise affecting such liability. Landlord at its option may make such physical changes to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting without relieving Tenant of any liability under this Lease or otherwise affecting Tenant’s liability. If there is other comparable unleased space in the Project, Landlord shall have no obligation to attempt to relet the Premises prior to leasing other space in the Project.

(3) Damages for Default. Whether or not Landlord retakes possession or relets the Premises, Landlord may recover all damages caused by the default (including but not limited to unpaid rent, attorneys’ fees relating to the default, and costs of reletting). Landlord may sue periodically to recover damages as they accrue during the remainder of the lease term without barring a later action for further damages. Landlord may at any time bring an action for accrued damages plus damages for the remaining lease term equal to the difference between the rent specified in this Lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the rate of six percent (6%) per annum.

(4) Continuation after Default. Even though Tenant is in default under this Lease, this Lease shall continue in effect so long as Landlord does not terminate this Lease, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease. Upon default, Landlord may terminate this Lease by giving written notice of termination of this Lease to Tenant. Termination of Tenant’s tenancy or Tenant’s right to possession, acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of this Lease unless written notice of termination of this Lease is given by Landlord to Tenant.

13.3 Cure of Tenant’s Default. Without prejudice to any other remedy for default, Landlord may perform any obligation or make any payment required to cure a default by Tenant. The cost of performance, including attorneys’ fees and all disbursements, shall immediately be repaid by Tenant upon demand, together with interest from the date of expenditure until fully paid at the rate of fourteen percent (14%) per annum, but not in any event at a rate greater than the maximum rate of interest permitted by law.

13.4 Cumulative Remedies. The remedies provided for in this Lease are cumulative and not intended to be exclusive of any other remedy to which Landlord may lawfully be entitled at any time, and Landlord may invoke any such remedy, including, without limitation, termination of the tenancy under ORS 91.090, as if specific remedies were not provided for herein.

Section 14 SECURITY DEPOSITS. Tenant shall upon execution hereof deposit with the Landlord the sum of Three Thousand Two Hundred Four and no/100 Dollars ($3,204.00), as security for the full and faithful performance by Tenant of every provision of this Lease. If Tenant violates any provision of this Lease, Landlord may, but shall not be obligated to, apply all or any part of this security deposit to remedy such violation. If any portion of said deposit is so applied, Tenant shall immediately deposit with Landlord cash in an amount sufficient to restore the security deposit to its original amount. Landlord may commingle this deposit with Landlord’s funds and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease, the security deposit or any balance thereof shall be returned to Tenant within 10 days after the expiration of the lease term.

Section 15 LANDLORD’S AND TENANT’S WORK.

15.1 By Landlord. Landlord shall perform the work described as Landlord’s Work in attached Exhibit B.

15.2 By Tenant. Tenant shall perform all other work required to ready the Premises for Tenant’s use and occupancy in accordance with attached Exhibit B.

Section 16 MISCELLANEOUS.

16.1 Waivers. No waiver by Landlord of performance of any provision of this Lease shall be deemed to be a waiver of nor prejudice Landlord’s right to otherwise require performance of the same provision or any other provision.

16.2 Recording. Tenant shall not record this Lease.

16.3 Notices. All notices under this Lease shall be in writing effective when delivered in person, or if mailed, upon deposit in the United States Mail, certified and postage prepaid and addressed to the address of Tenant or Landlord shown below or at such other address as may be designated by either party by notice to the other.

16.4 Exhibits and Riders. Exhibits and riders, if any, initialed or signed by Landlord and Tenant, and attached or affixed to this Lease, are a part hereof as if set forth in full herein.

16.5 Construction. (a) This Lease shall be construed and governed by the laws of the State of Oregon; (b) the invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions hereof; (c) this Lease constitutes the entire agreement of the parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof; (d) this Lease may not be modified or amended except by written agreement signed and acknowledged by both parties; (e) if there be more than one tenant, the obligations hereunder imposed upon Tenant shall be joint and several; (f) time is of the essence of this Lease in each and every provision hereof; and (g) nothing contained herein shall create the relationship of principal and agent or of partnership or of joint venture between the parties hereto and no provisions contained herein shall be deemed to create any relationship other than that of landlord and tenant.

16.6 Successor. Subject to any limitations on assignments herein, all of the provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

16.7 Attorneys’ Fees. In the event suit or action is instituted to interpret or enforce the terms of this Lease, the prevailing party shall be entitled to recover from the other party such sum as the court may adjudge reasonable as attorneys’ fees at trial, on petition for review, or on appeal, in addition to all other sums provided by law.

16.8 Hazardous Substances. Tenant shall not use, generate transport, treat, store, dispose of or otherwise handle Hazardous Substances on the Leased Premises without the prior written consent of Landlord, except Hazardous Substances and in quantities commonly used in business offices, provided such Hazardous Substances are maintained and used in accordance with applicable laws relating thereto, Landlord may withhold such consent in its sole discretion or may condition such consent upon Tenant’s agreement to comply with requirements designated by Landlord. The term “Hazardous Substances” shall mean any and all hazardous, toxic, infectious or radioactive substances, wastes or materials as defined or listed by any federal, state or local statute, regulation or ordinance pertaining to the protection of human health or the environment and shall specifically include petroleum oil and its fractions.

16.9 No Offer. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant has duly executed and delivered duplicated originals to Landlord and (b) Landlord has executed and delivered one of such originals to Tenant.

16.10 Consent. Unless Landlord’s consent or approval is required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld, delayed or conditioned by Landlord in its sole and arbitrary discretion.

LANDLORD:		TENANT:

LO 138 LLC,		RXi PHARMACEUTICALS CORPORATION
an Oregon limited liability company		a Delaware corporation

By:	Gramor 138 LLC,
an Oregon limited liability company
Manager

By:	Gramor Investments, Inc.,
an Oregon Corporation
Manager

By:	/s/ Barry A. Cain	By:	/s/ Mark J. Ahn
	Barry A. Cain, President		Mark J. Ahn, President/CEO

Date:	7/18/11	Date:	7/18/11

Landlord Address:		Tenant Address:
19767 SW 72nd Avenue, Suite 100		60 Prescott Street
Tualatin, OR 97062		Worcester, MA 01605
(503) 245-1976		(503) 961-4465

and a copy to:	Thomas R. Page
Stoel Rives
900 S.W. Fifth Avenue Suite 2600
Portland, OR 97204

STATE OF OREGON	)
	)	ss
County of Washington	)

On this day personally appeared before me MARK J. AHN, to me known to be the PRESIDENT/CEO, of the corporation described as Tenant in the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute the said instrument on behalf of the corporation.

GIVEN under my hand and official seal this 18th day of July, 2011.

Official Seal	/s/ Kristin Jennifer Woods
Kristin Jennifer Woods Notary Public – Oregon Commission No. 447699 My Commission Expires May 19, 2014	Notary Public in and for the State of Oregon

STATE OF OREGON	)
	)	ss
County of Washington	)

On this day personally appeared before me BARRY A. CAIN, to me known to be the President of Gramor Investments, Inc., that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument on behalf of the corporation and Landlord.

GIVEN under my hand and official seal this 18th day of July, 2011.

Official Seal	/s/ Kristin Jennifer Woods
Kristin Jennifer Woods Notary Public – Oregon Commission No. 447699 My Commission Expires May 19, 2014	Notary Public in and for the State of Oregon

LIST OF EXHIBITS AND RIDERS

ATTACHED HERETO AND MADE A PART HEREOF

“LAKE VIEW VILLAGE”

EXHIBIT “A-1”	Premises

EXHIBIT “A-2”	Site Plan

EXHIBIT “A-3”	Legal Description of the Project

EXHIBIT “B”	Construction Exhibit

EXHIBIT “C”	Shopping Center Rules and Regulations

RIDER:	Option to Extend

EXHIBIT “A-2”

SITE PLAN

LAKE VIEW VILLAGE

EXHIBIT “A-2”

SITE PLAN

LAKE VIEW VILLAGE

THIRD FLOOR PLAN

BUILDING C
LOBBY

BUILDING B
BUILDING C
LOBBY
PARKING GARAGE
BUILDING A
BUILDING F

THIS SITE PLAN IS TENTATIVE AND IS NOT INTENDED AS A REPRESENTATION OR WARRANTY THAT THE SHOPPING CENTER (OR ANY ADJOINING PROPERTY) WILL BE DEVELOPED AS SHOWN ON THE SITE PLAN. THE AREA DESIGNATED HEREIN AS TENANT'S PREMISES IS AN APPROXIMATION OF TENANT'S LOCATION AND DOES NOT REFLECT ACTUAL DIMENSIONS.

BUILDING E

SECOND FLOOR PLAN

STATE STREET - OREGON STATE HIGHWAY 43
A AVENUE
BUILDING B
BUILDING C
LOBBY
RAILROAD
PARKING GARAGE
FOUR LEVELS
TOTAL OF 367 STALLS
BUILDING D
BUILDING E
LOBBY
BUILDING A
LOBBY
BUILDING F
TO PARKING GARAGE
FIRST STREET
MILLENIUM PARK

GROUND FLOOR PLAN

EXHIBIT “A-3”

LEGAL DESCRIPTION OF THE PROJECT

“LAKE VIEW VILLAGE”

Parcel 2 of PARTITION PLAT NO 2002-076, a duly filed plat, in the City of Lake Oswego, County of Clackamas, State of Oregon.

EXHIBIT “B”

DESCRIPTION OF LANDLORD’S WORK AND TENANT’S WORK

“LAKE VIEW VILLAGE”

RXi PHARMACEUTICALS

CONSTRUCTION OF TENANT’S PREMISES:

Landlord agrees that it will, at its sole cost and expense, commence and pursue to completion the construction of the improvements as stated in “Description of Landlord’s Work” herein.

DESCRIPTION OF LANDLORD’S WORK:

Landlord shall paint the interior of the Premises in a color(s) mutually agreeable to Tenant and Landlord. Other than outlined herein, Landlord shall deliver the Premises to Tenant in “as is” condition.

DESCRIPTION OF TENANT’S WORK:

Except as provided under “Description of Landlord’s Work”, all work in the Premises shall be provided by or for Tenant at Tenant’s expense. This work shall include, but not be limited to the following:

1.	In the event Tenant plans to make alternations to the Premises which require a building permit, Tenant shall within twenty (20) days after receipt of Landlord’s floor plan, submit to Landlord two (2) prints and one (1) reproducible set of full dimensioned 1/8 inch scale or larger drawings on 24” x 36” sheets plus specifications prepared by Tenant’s architect or designed at Tenant’s expense if Landlord’s architect is used, which drawings shall indicate the specific requirement of Tenant’s space showing clearly the storefront, interior partitions, colors, materials, trade fixtures plans, lighting and electrical outlets all in conformity with the provision of this Exhibit “B” and which shall be suitable for submittal for issuance of required permits.

2.	Any special or decorative lighting including any additional service panel capacity that may be required as a result.

3.	Special furred, covered or dropped ceiling areas.

4.	All interior painting, floor covering and other finishes not included in Landlord’s work.

5.	Al partitions and doors not included under Landlord’s work.

6.	If the Landlord performs any of Tenant’s work, then the cost of said work shall be paid in the following manner: Fifty percent (50%) prior to commencement of construction and the balance immediately following completion. Payment is due upon receipt of invoice. The entire payment of the invoice must be received by landlord prior to Tenant occupying the Premises and issuance of keys.

7.	If Tenant penetrates roof membrane, Tenant shall, at its expense, use Landlord’s roofing contractor to repair all such penetrations. Al repairs shall comply with the requirements under the roof warranty.

8.	Tenant’s licensed general contractor must be approved by Landlord prior to Tenant issuing a contract.

2

EXHIBIT “C”

TO OFFICE LEASE AGREEMENT

RULES AND REGULATIONS

“LAKE VIEW VILLAGE”

1.	The entrance, halls, corridors, stairways and elevator shall not be obstructed by any of the tenants or used for any purpose other than for ingress and egress from their respective premises. The entrances, halls, corridors, stairways, walkways, and the elevator are not intended for use by the general public but for the tenant and its employees, licensees and invitees. Landlord reserves the right to control and operate the public portions of the building in which the Premises are located (the “Building”), the Project, and the public facilities as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally. No tenant shall invite to the tenant’s premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevator and other facilities of the Building or Project by any other tenants.

2.	No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens, if any, which are different from the standards adopted by Landlord for the Project shall be attached to or hung in any exterior window or door or the premises of any tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

3.	Tenant may mark, drive nails or screw or drill on or into the partitions, woodwork or plaster of the Premises; provided, however, that any damage caused thereby shall be repaired by Tenant, at Tenant’s expense, prior to the expiration of the lease term. Tenant shall not penetrate the ceiling or floor of the Premises without the prior written consent of Landlord.

4.	No sign, placard, picture, name lettering, advertisement, notice or object visible from the exterior of any tenant’s premises shall be displayed in or on the exterior windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. All approved signs or lettering shall be prepared, printed, affixed, or inscribed at the expense of the tenant and shall be of a size, color and style acceptable to Landlord.

5.	The windows that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

6.	No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

Exhibit “C”	Lake View Village

7.	No bicycles, skateboard, vehicles, animals or birds of any kind shall be brought into or kept in or about the Building; however, bicycles may be kept in a bike rack installed by the Landlord on the Building exterior.

8.	No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio, television or similar audio or video device which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant.

9.	No tenant, nor any tenant’s contractors, employees, agents, visitors, invitees, or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive, environmentally hazardous or otherwise dangerous fluid, chemical or substance.

10.	Additional locks or bolts of any kind which shall not be operable by the grand master key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or mechanism thereof which shall make such locks inoperable by such grand master key. Additional keys for a tenant’s premises and toilet rooms shall be procured only from the Landlord who may make a reasonable charge therefore.

11.	All movement of freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agents may determine from time to time. Any labor and engineering costs incurred by Landlord in connection with any moving herein specified, shall be paid by Tenant to Landlord, on demand.

12.	Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant’s premises. If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

13.	No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant’s premises without Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed, and in no case shall any machines or mechanical equipment be so placed or operated as to disturb other tenants. Machines and mechanical equipment which may be permitted to be installed and used in tenant’s premises shall be equipped, installed and maintained so as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

14.	Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, electricity and water in the premises of any tenant while making repairs or alterations in the premises of such tenant.

Exhibit “C”	Lake View Village

15.	No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

16.	The requirements of tenants for any services by Landlord will be attended to only upon prior application to the Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

17.	Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

18.	Without the prior written consent of Landlord, no tenant shall sell newspapers, magazines, periodicals, theater or travel tickets or other goods or merchandise to the general public in or on tenant’s premises nor shall any tenant use or permit the use of any sidewalk for any similar purposes.

19.	Each tenant shall store its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the City of Lake Oswego without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways provided for such purposes and at such times as Landlord shall designate. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant’s lease; and in any event said cooking shall not cause objectionable odors to permeate from its premises which would annoy other tenants. Tenant’s operation of an employee kitchen containing a microwave and refrigeration shall not be considered a violation of this regulation.

20.	No coin vending machine, video game, coin or token operated amusement device or similar machine shall be used or installed in any tenant’s premises without Landlord’s prior written consent.

21.	No bankruptcy, going out of business, liquidation or other form of distress sale shall be held in any of tenant’s premises. No sales shall be held outside of any tenant’s premises. No advertisement shall be done by loudspeaker, barkers, flashing lights or displays or other methods not consistent with the character of a high-quality office building.

22.	Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with the economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

Exhibit “C”	Lake View Village

23.	No acids, vapors or other similar caustic materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building. The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rages, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose employees, agents, invitees, visitors or licensees shall have caused the same.

24.	All entrance doors in each tenant’s premises and windows shall be left locked when the tenant is not occupying the premises. Entrance doors to the tenant’s premises shall not be blocked open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

25.	Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

26.	Tenant’s employees shall park only in those areas of the Project designated in writing by Landlord from time to time for such purpose. If requested, Tenant shall furnish to Landlord in writing license numbers of vehicle of Tenant and employees. Any vehicle improperly parked by an employee of Tenant may be towed or otherwise removed by Landlord at Tenant’s expense and Tenant shall indemnify Landlord from any liability in connection with such removal.

27.	Tenant shall be responsible for the observance of all of the foregoing rules and regulations by Tenant’s employees, agents, clients, customers, invitees, and guests.

28.	Landlord reserves the right to rescind, modify, alter or waive any rule or regulation at any time prescribed for the Project when, in its reasonable judgment, it deems it necessary, desirable or proper for the Project’ s best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

29.	Landlord reserves the right to add to, modify or otherwise change these Rules and Regulations. Such changes shall become effective when written notice thereof is provided tenants of the Building.

30.	These rules and regulations are in addition to, and shall not be construed in any manner to modify or amend, in whole or in part, the terms of any written lease for space in the Project.

Lake View Village

RIDER: OPTION TO EXTEND

Terms of Option:

Tenant shall have an option to extend the term of this Lease for one (1) additional period of one (1) year upon the same terms and conditions set forth herein; provided Tenant shall have delivered written notice to Landlord of the exercise of the option not more than 365 days nor less than 120 days prior to the end of the initial Lease term and provided further that:

(a)	Tenant is not in default hereunder in the payment of rent or any other term or condition hereof at the time it gives such notice to Landlord or at the time the extended term begins; and

(b)	The minimum monthly rent, as specified in Section 3.1 hereof, for such extended term shall be modified as follows:

Months 25-36 $3,300.00 per month

LANDLORD:		TENANT:

LO 138 LLC,		RXi PHARMACEUTICALS CORPORATION,
an Oregon limited liability company		a Delaware corporation

By:	Gramor 138 LLC, an Oregon limited liability company Manager

By:	Gramor Investments, Inc.,
an Oregon Corporation Manager

By:	/s/ Barry A. Cain	By:	/s/ Mark J. Ahn
	Barry A. Cain, President		Mark J. Ahn, President/CEO